UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 10, 2017 (February 9, 2017)

Owens & Minor, Inc.
(Exact name of registrant as specified in its charter)

Virginia	1-9810	54-1701843
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

9120 Lockwood Blvd., Mechanicsville, Virginia	23116
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (804) 723-7000
Not applicable
(former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 9, 2017 the Board of Directors (the “Board”) of Owens & Minor, Inc. (the “Company”) elected Barbara B. Hill to the Board. Ms. Hill has not yet been appointed to serve on any Committees of the Board.

Attached hereto as Exhibit 99.1 is a copy of the press release dated February 10, 2017, which is incorporated herein by reference, announcing the appointment of Ms. Hill to the Board.

Additionally, on February 9, 2017, Craig R. Smith, Chairman of the Board, informed the Board that he will retire from the Board, and not stand for re-election to the Board, effective as of the Company’s Annual Meeting of Stockholders to be held on May 5, 2017. The Board announced that Mr. Smith would continue in the capacity of Chairman through the Annual Meeting at which time the Board intends to elect the Company’s President & Chief Executive Officer, P. Cody Phipps, as Chairman.

Attached hereto as Exhibit 99.2 is a copy of the press release dated February 10, 2017, which is incorporated herein by reference, announcing Mr. Smith’s retirement and decision not to stand for re-election to the Board at the Company’s Annual Meeting of Stockholders to be held on May 5, 2017.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective February 9, 2017 and prior to the election of Ms. Hill as described in Item 5.02 of this Current Report on Form 8-K, the Board approved an amendment to Section 2.2 of Article II of the Company’s Amended Bylaws to increase the size of the Board from 11 directors to 12 directors. Additionally, the Board approved an amendment to the Bylaws to become effective immediately following the Annual Meeting of Stockholders to reduce the size of the Board from 12 to 11 so that no vacancy exists following the retirement of Mr. Smith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OWENS & MINOR, INC.

Date: February 10, 2017	By: /s/ Nicolas J. Pace
Name: Nicholas J. Pace
Title: Senior Vice President, General
Counsel and Corporate Secretary

Exhibit Index

Exhibit No.    Description

3.1        Amended and Restated Bylaws of the Company effective February 9, 2017

99.1        Press Release issued by the Company on February 10, 2017 announcing the election of Barbara B. Hill.

99.2        Press Release issued by the Company on February 10, 2017 announcing the retirement of Craig R. Smith.